Exhibit 99

FOR IMMEDIATE RELEASE

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2013

•	Strong year-over-year growth in third quarter and nine month revenue and net income
•	Full year 2013 guidance revised to upper end of the previous range

ROCKVILLE, MD, November 7, 2013—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the third quarter and nine months ended September 30, 2013.

Total revenues for Q3 2013 were $89.1 million as compared to $66.6 million in 2012.  Total revenues for the first nine months of 2013 were $214.6 million as compared to $187.3 million in 2012.  Net income for Q3 2013 was $13.5 million, or $0.37 per basic share, as compared to $6.6 million, or $0.18 per basic share, in 2012.  Net income for the first nine months of 2013 was $15.9 million, or $0.44 per basic share, as compared to $7.4 million, or $0.21 per basic share, in 2012.

Based upon these results, the company is revising upward its 2013 financial forecast to reflect a narrowing to the upper end of the previous guidance.  Specifically, the company is forecasting full year 2013 total revenues of $300 to $310 million, split between product revenues of $250 to $255 million and contracts and grants revenue of $50 to $55 million, and net income of $25 to $30 million.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, stated,  "We are very pleased with our financial results during the third quarter and first nine months of 2013.  As a result of this performance and our visibility into our operations through the end of the year, we are revising upward our full year guidance.  We are also very encouraged by our operational performance.  Our biodefense business continued its strong performance as evidenced by increased BioThrax doses shipped, and better than expected sales of our newly acquired medical countermeasure RSDL.  In addition, we continue to advance our key bioscience product development programs with the goal of partnering for advanced development.  Finally, we continue to pursue acquisitions of additional products or companies that leverage our competencies and drive us toward achieving the goals identified in our growth plan."

Q3 2013 and Subsequent Operational Accomplishments
•	Closed on the acquisition and integrated the operations of the Healthcare Protective Products Division (HPPD) of Bracco Diagnostics Inc.;
•	Achieved better than expected initial sales of RSDL® (Decontamination Lotion);
•	Received Paul-Ehrlich-Institut approval to market BioThrax® (Anthrax Vaccine Adsorbed) in Germany with a three-dose primary schedule over six months with triennial boosters thereafter;
•	Initiated the mutual recognition process to obtain BioThrax licensure in other key EU countries;
•
Submitted to the Biomedical Advanced Research and Development Authority (BARDA) and FDA the Clinical Study Report related to the pivotal study evaluating the immunogenicity and safety of a three-dose regimen for a post-exposure prophylaxis (PEP) indication for BioThrax; and

•	Completed all vaccinations and visits in the antibiotic non-interference clinical study in support of the BioThrax PEP indication.

Financial Results

Product Sales
For Q3 2013, product sales were $76.3 million, an increase of $22.3 million from $54.0 million for Q3 2012.  This increase was primarily due to a 26% increase in the number of doses of BioThrax delivered, along with $7.0 million in RSDL sales.

For the nine month period of 2013, product sales were $172.3 million, an increase of $30.7 million from $141.5 million in the comparable period of 2012, primarily due to a 14% increase in the number of doses of BioThrax delivered, along with $7.0 million in RSDL sales.

Contracts and Grants Revenues
For Q3 2013, contracts and grants revenues were $12.8 million, an increase of $0.2 million from $12.6 million for Q3 2012.  The increase was primarily due to increased revenues from BARDA related to large-scale manufacturing of BioThrax in Building 55, and to the establishment of the company's Center for Innovation in Advanced Development and Manufacturing (CIADM).

For the nine month period of 2013, contracts and grants revenues were $42.4 million, a decrease of $3.4 million from $45.8 million for the comparable period of 2012.  The decrease was primarily due to decreased revenue from BARDA for development of the PreviThrax™ (Recombinant Protective Antigen Anthrax Vaccine, Purified) product candidate, as well as various development and licensing-related payments received in 2012 that did not occur in 2013, partially offset by revenues from CIADM.

Cost of Product Sales
For Q3 2013, cost of product sales was $20.1 million, an increase of $9.8 million from $10.2 million for Q3 2012.  The increase was primarily due to the 26% increase in the number of BioThrax doses delivered and costs attributable to RSDL sales.  In addition, 3Q 2012 cost of product sales reflected the sale of certain BioThrax doses that had been expensed in a prior period.

For the nine month period of 2013, cost of product sales was $42.7 million, an increase of $11.8 million from $30.9 million for the comparable period of 2012.  The increase was primarily due to the 14% increase in the number of BioThrax doses delivered coupled with an increase in the cost per dose associated with lower production yields in the period in which the doses were produced, as well as costs attributable to RSDL sales.

Research and Development
For Q3 2013, gross research and development expense was $28.9 million, an increase of $1.5 million from $27.4 million for Q3 2012.  For the nine month period of 2013, gross research and development expense was $89.9 million, an increase of $5.7 million from $84.3 million for the comparable period of 2012.  The increase in both periods primarily reflects increased depreciation expense related to the company's Baltimore facility and higher contract services costs.

After adjusting for development contracts and grants revenue and the net loss attributable to noncontrolling interests, net research and development expense for Q3 2013 was $16.1 million, as compared to $13.8 million for Q3 2012.  Net research and development expense for the first nine months of 2013 was $46.7 million, as compared to $34.3 million in the comparable period in 2012.

Selling, General and Administrative
For Q3 2013, selling, general and administrative expenses were $22.0 million, an increase of $2.8 million from $19.2 million for Q3 2012.  The increase is primarily due to increased spending related to professional services attributable to M&A and other activities related to the company's growth plan, including the acquisition of HPPD, and costs associated with RSDL sales.

For the nine month period of 2013, selling, general and administrative expenses were $62.5 million, an increase of $5.9 million from $56.5 million for the comparable period of 2012.  The increase was primarily due to costs related to restructuring of the company's U.K. operations, increased spending related to professional services attributable to M&A and other activities related to the company's growth plan, including the acquisition of HPPD, as well as costs associated with RSDL sales.

Financial Condition and Liquidity
Cash and cash equivalents plus accounts receivable balance, which consists of unpaid amounts due from the US government, at September 30, 2013 was $202.7 million.

Conference Call and Webcast
Thursday, November 7, 2013 at 5:00 PM Eastern
U.S. Attendee Dial-in: 888/713-4214
International Attendee Dial-in: 617/213-4866
Attendee Passcode: 61415069
24-HOUR REPLAY U.S.: 888/286-8010
24-HOUR REPLAY INTERNATIONAL: 617/801-6888
Conference ID: 86326167
Replay will be available for 14 days.

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:
www.emergentbiosolutions.com
No Password Required
Replay will be available for 90 days at www.emergentbiosolutions.com

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement; our ability to successfully integrate the HPPD business and realize the benefits of the transaction; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our U.S. government grants and contracts; our ability to obtain regulatory approval for large-scale manufacturing of BioThrax in Building 55; our ability to identify and acquire companies, products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into selective collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our products and product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2013	2012
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$172,561	$141,666
Accounts receivable	30,093	96,043
Inventories	16,325	15,161
Deferred tax assets, net	1,264	1,264
Income tax receivable, net	588	-
Prepaid expenses and other current assets	13,184	9,213
Total current assets	234,015	263,347

Property, plant and equipment, net	263,056	241,764
In-process research and development	41,800	41,800
Intangible assets, net	30,771	-
Goodwill	14,294	5,502
Deferred tax assets, net	11,087	11,087
Other assets	441	730

Total assets	$595,464	$564,230

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,018	$31,297
Accrued expenses and other current liabilities	1,359	1,603
Accrued compensation	18,421	22,726
Long-term indebtedness, current portion	4,470	4,470
Contingent purchase consideration, current portion	1,326	-
Deferred revenue	2,038	1,811
Total current liabilities	56,632	61,907

Long-term indebtedness, net of current portion	54,952	58,304
Contingent purchase consideration, net of current portion	15,255	-
Other liabilities	1,768	1,891
Total liabilities	128,607	122,102

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,714,299 shares issued and 36,311,141 shares outstanding at September 30, 2013; 36,272,550 shares issued and 35,869,392 shares outstanding at December 31, 2012	37	36
Treasury stock, at cost, 403,158 common shares at September 30, 2013 and December 31, 2012	(5,906)	(5,906)
Additional paid-in capital	240,372	230,964
Accumulated other comprehensive loss	(3,502)	(4,129)
Retained earnings	236,305	220,393
Total Emergent BioSolutions Inc. stockholders' equity	467,306	441,358
Noncontrolling interest in subsidiaries	(449)	770
Total stockholders' equity	466,857	442,128
Total liabilities and stockholders' equity	$595,464	$564,230

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$76,297	$54,011
Contracts and grants	12,805	12,581
Total revenues	89,102	66,592

Operating expense:
Cost of product sales	20,063	10,230
Research and development	28,937	27,390
Selling, general and administrative	21,955	19,155
Income from operations	18,147	9,817

Other income (expense):
Interest income	88	55
Other income (expense), net	58	(16)
Total other income (expense)	146	39

Income before provision for income taxes	18,293	9,856
Provision for income taxes	4,802	4,236
Net income	13,491	5,620
Net loss attributable to noncontrolling interest	-	997
Net income attributable to Emergent BioSolutions Inc.	$13,491	$6,617

Income per share - basic	$0.37	$0.18
Income per share - diluted	$0.36	$0.18

Weighted-average number of shares - basic	36,272,579	36,202,801
Weighted-average number of shares - diluted	37,015,529	36,670,094

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2013	2012
	(Unaudited)
Revenues:
Product sales	$172,252	$141,529
Contracts and grants	42,386	45,753
Total revenues	214,638	187,282

Operating expense:
Cost of product sales	42,706	30,927
Research and development	89,939	84,281
Selling, general and administrative	62,484	56,542
Impairment of in-process research and development	-	9,600
Income from operations	19,509	5,932

Other income (expense):
Interest income	121	103
Interest expense	(14)	-
Other income (expense), net	93	1,745
Total other income (expense)	200	1,848

Income before provision for income taxes	19,709	7,780
Provision for income taxes	4,667	4,639
Net income	15,042	3,141
Net loss attributable to noncontrolling interest	871	4,276
Net income attributable to Emergent BioSolutions Inc.	$15,913	$7,417

Income per share - basic	$0.44	$0.21
Income per share - diluted	$0.44	$0.20

Weighted-average number of shares - basic	36,129,183	36,144,242
Weighted-average number of shares - diluted	36,504,230	36,424,630

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:	(Unaudited)

Net income	$15,042	$3,141
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	8,459	8,417
Depreciation and amortization	13,547	7,679
Current and deferred income taxes	4,667	8,679
Non-cash development expenses from joint venture	(348)	3,163
Change in fair value of contingent value rights	-	(3,005)
Change in fair value of contingent purchase consideration	349	-
Impairment of in-process research and development	-	9,600
Excess tax benefits from stock-based compensation	(1,949)	(1,482)
Other	(19)	(39)
Changes in operating assets and liabilities:
Accounts receivable	65,950	57,006
Inventories	(1,164)	(3,584)
Income taxes	(6,927)	(1,597)
Prepaid expenses and other assets	(3,532)	(1,544)
Accounts payable	(1,622)	(3,495)
Accrued expenses and other liabilities	(240)	301
Accrued compensation	(4,164)	(4,790)
Deferred revenue	278	212
Net cash provided by operating activities	88,327	78,662
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,420)	(40,943)
Acquisition of Healthcare Protective Products Division	(24,120)	-
Proceeds from sale of assets	-	11,765
Proceeds from maturity of investments	-	1,966
Net cash used in investing activities	(58,540)	(27,212)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness	-	12,946
Issuance of common stock subject to employee equity plans	2,505	495
Excess tax benefits from stock-based compensation	1,949	1,482
Principal payments on long-term indebtedness	(3,352)	(9,386)
Contingent value right payment	-	(1,748)
Purchase of treasury stock	-	(1,457)
Restricted cash	-	220
Net cash provided by financing activities	1,102	2,552

Effect of exchange rate changes on cash and cash equivalents	6	(2)

Net increase in cash and cash equivalents	30,895	54,000
Cash and cash equivalents at beginning of period	141,666	143,901
Cash and cash equivalents at end of period	$172,561	$197,901